Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 Avenue of the Americas

New York, New York 10105

May 27, 2021

EZGO Technologies Ltd.
Building #A, Floor 2, Changzhou Institute of Dalian University of Technology,
Science and Education Town,
Wujin District, Changzhou City
Jiangsu, China 213164

Re:	Registration Statement of EZGO Technologies Ltd.

Ladies and Gentlemen:

We have acted as special United States counsel to EZGO Technologies Ltd., a British Virgin Islands business company (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-1 (the “462(b) Registration Statement”) for the purpose of registering (i) units of the Company (collectively the “Units”), with each Unit consisting of one ordinary share of the Company, par value US$0.001 per share (the “Ordinary Shares”) and one warrant of the Company, each exercisable to purchase seven-tenth of one Ordinary Share (the “Investor Warrants”), (ii) Ordinary Shares and (iii) Investor Warrants included in the Units, (iv) Ordinary Shares issuable upon exercise of such Investor Warrants, (v) warrants issuable to the placement agent (the “Placement Agent Warrants” and together with the Investor Warrants, the “Warrants”) and (vi) Ordinary Shares issuable upon exercise of such Placement Agent Warrants. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form F-1, as amended (File No. 333-256311) (the “Initial Registration Statement”), initially filed by the Company with the Commission on May 20, 2021 and declared effective by the Commission on May 26, 2021. This opinion is being given in accordance with the Legal Matters section of the 462(b) Registration Statement, as it pertains to the portions of New York law set forth below.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the 462(b) Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), and when the offering is completed as contemplated by the Initial Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

2. Warrants. When the 462(b) Registration Statement becomes effective under the Securities Act and when the Warrants (including the Investor Warrants and the Placement Agent Warrants) are issued, delivered and paid for, as contemplated by the Initial Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; and (e) we have assumed the Exercise Price (as defined in the Form of Warrants) will not be adjusted to an amount below the par value per share of the Ordinary Shares.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the 462(b) Registration Statement, to the use of our name as your counsel and to all references made to us in the 462(b) Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the 462(b) Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP